Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-256589) of our report dated March 25, 2025 with respect to the audited financial statements of CKX Lands, Inc. for the year ended December 31, 2024.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

May 8, 2025